EXHIBIT 5
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November 2, 1998



Board of Directors
Old National Bancorp
420 Main Street
P.O. Box 718
Evansville, Indiana  47705

         RE: Issuance of Shares of Common Stock of Old National Bancorp in connection with the Acquisition of Southern Bancshares, Ltd. and its affiliate, First National Bank and Trust Company

Ladies and Gentlemen:

         We have represented Old National Bancorp ("ONB") as special counsel in connection with the preparation and filing of a Registration Statement on Form S-4 ("Registration Statement") with the Securities and Exchange Commission for the purpose of registering shares of ONB's no par value common stock under the Securities Act of 1933, as amended ("Shares"). The Shares are to be issued to non-dissenting shareholders of Southern Bancshares, Ltd. ("Southern Bancshares"), Carbondale, Illinois, in connection with the proposed merger of Southern Bancshares into ONB ("Merger"), as specified in the Agreement of Affiliation and Merger, dated May 27, 1998 ("Agreement"), by and between ONB and Southern Bancshares. The Merger will be accomplished and the Shares will be issued pursuant to the specific terms of the Agreement. In connection with this opinion, we have reviewed and are familiar with ONB's Articles of Incorporation and By-Laws and such other records, documents and information as we have in our judgment deemed relevant.

         Based upon the foregoing, it is our opinion that if and when the Merger is consummated, the Shares will, when issued to non-dissenting shareholders of Southern Bancshares in accordance with all of the terms and conditions of the Agreement, be legally issued, fully paid and non-assessable. This opinion is limited to the matters stated herein, and no opinion is to be implied or may be inferred beyond the matters expressly stated.

         This opinion is addressed to you and is solely for your use in connection with the Registration Statement, and we assume no professional responsibility to any other person whatsoever. Accordingly, the opinion expressed herein is not to be relied upon, utilized or


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Board of Directors
November 2, 1998
Page 2



quoted by or delivered or disclosed to, in whole or in part, any other person, corporation, entity or governmental authority without, in each instance, the prior written consent of this firm.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference made to us in the Registration Statement and the Prospectus forming a part thereof under the caption "Legal Opinions". In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder.

                                     Very truly yours,


                                     /s/ KRIEG DeVAULT ALEXANDER & CAPEHART, LLP
                                     -------------------------------------------
                                     KRIEG DeVAULT ALEXANDER & CAPEHART, LLP